Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Techpoint, Inc.

San Jose, California

We hereby consent to the incorporation by reference in this Registration Statements on Form S-8 (File Nos. 333-271281, 333-263487, 333-254223, 333-235950, 333-229234, 333-224014 and 333-221096) of our report dated March 5, 2025, relating to the consolidated financial statements of Techpoint, Inc. appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024.

/s/ Macias, Gini and O’Connell LLP

Macias, Gini and O’Connell LLP
Irvine, California
March 5, 2025